LION COPPER AND GOLD CORP. 20% FIXED STOCK OPTION PLAN

TABLE OF CONTENTS

Page

1. PURPOSE	- 1 -

2. DEFINITIONS AND INTERPRETATION	- 1 -

3. ADMINISTRATION	- 4 -

4. OPTIONEES	- 5 -

5. THE OPTION SHARES	- 5 -

6. GRANT OF OPTIONS	- 5 -

7. TERMINATION OF OPTIONS	- 8 -

8. ADJUSTMENT OF AND CHANGES IN THE OPTION SHARES	- 10 -

9. CHANGE OF CONTROL	- 10 -

10. PAYMENT	- 11 -

11. SECURITIES LAW AND EXCHANGE REQUIREMENTS	- 11 -

12. EFFECTIVENESS AND TERMINATION OF PLAN	- 12 -

13. AMENDMENT OF THE PLAN	- 12 -

14. UNITED STATES REQUIREMENTS	- 13 -

15. MISCELLANEOUS	- 14 -

16. SHAREHOLDER APPROVAL	- 14 -

SCHEDULE "A" STOCK OPTION CERTIFICATE	- 15 -

SCHEDULE "B" STOCK OPTION EXERCISE NOTICE	- 18 -

SCHEDULE "C" STOCK OPTION PLAN U.S APPENDIX	- 21 -

LION COPPER AND GOLD CORP.

(the "Corporation")

20% FIXED STOCK OPTION PLAN

1. PURPOSE

The purpose of this Plan is to provide an incentive to Eligible Persons, as that term is defined below, to acquire a proprietary interest in the Corporation, to continue their participation in the affairs of the Corporation and to increase their efforts on behalf of the Corporation.

2. DEFINITIONS AND INTERPRETATION

In this Plan, the following words have the following meanings:

(a) "Blackout Period" means a period of time during which the Corporation prohibits Optionees from exercising the Options;

(b) "Board" means the board of directors of the Corporation;

(c) "Business Day" means any day, other than a Saturday, a Sunday or a statutory holiday in Vancouver, British Columbia;

(d) "Cashless Exercise" means an arrangement between the Corporation and a brokerage firm pursuant to which (i) the brokerage firm loans money to an Optionee to pay for the acquisition of the Option Shares on exercise of an Option, (ii) the brokerage firm then sells a sufficient number of Shares of the Corporation to cover the exercise price of the Options in order to repay to itself the loan made to the Optionee,  (iii) the brokerage firm then receives  the Option Shares that were subject to the Option from the Corporation and delivers to the Optionee either the balance of the Option Shares or the cash proceeds from the balance of such Option Shares, with such variation in the above arrangement as may be approved by the Board where such variation is necessary to accommodate the internal policies and procedures of the selected brokerage firm related to cashless stock option exercise procedures;

(e) "Company" means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual;

(f) "Consultant" means, in relation to the Corporation, an individual (other than an Employee or a Director of the Corporation) or Company that:

(i) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to any of its subsidiaries, other than services provided in relation to a distribution;

(ii) provides the services under a written contract between the Corporation or any of its subsidiaries and the individual or the Consultant Company, as the case may be; and;

(iii) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or any of its subsidiaries.

(g) "Consultant Company" means a Consultant that is a Company;

(h) "Corporation" means Lion Copper and Gold Corp.;

(i) "Director" means a director (as defined in Securities Laws), senior officer or Management Company Employee of the Corporation, or of an unlisted Company seeking a listing on the Exchange, or a director, senior officer or Management Company Employee of the Corporation's subsidiaries or an unlisted Company's subsidiary;

(j) "Early Expiry Date" means 4:00 pm local time in Vancouver on:

(i) the date fixed by the Board for early expiry of each Option, which date will be no more than one year from the date on which the Optionee ceases to be an Eligible Person for any reason other than death, disability or cause; or

(ii) the date that is 90 days from the date on which the Optionee ceases to be an Eligible Person for any reason other than death, disability or cause, if no date is fixed by the Board under (i) above;

(k) "Eligible Person" means a person who is a Director, Employee or Consultant of the Corporation or its subsidiary on the Grant Date;

(l) "Employee" means:

(i) an individual who is considered an employee of the Corporation or its subsidiary under the Income Tax Act (Canada) (and for whom income tax, employment insurance and CPP deductions must be made at source);

(ii) an individual who works full-time for the Corporation or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii) an individual who works for the Corporation or its subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source;

(m) "Exchange" means the stock exchange on which the Shares are listed from time to time, including the TSX Venture Exchange and the Canadian Securities Exchange, as applicable;

(n) "Expiry Date" means the date so fixed by the Board at the time the Option is awarded;

(o) "Grant Date" means the date of grant of an Option to an Optionee;

(p) "Investor Relations Activities" means any activities, by or on behalf of the Corporation or a shareholder of the Corporation, that promote or reasonably could be expected to promote the purchase or sale of securities of the Corporation, but does not include:

(i) the dissemination of information provided, or records prepared, in the ordinary course of business of the Corporation:

(A) to promote the sale of products or services of the Corporation, or

(B) to raise public awareness of the Corporation,

that cannot reasonably be considered to promote the purchase or sale of securities of the Corporation;

(ii) activities or communications necessary to comply with the requirements of:

(A) applicable Securities Laws, or

(B) Exchange requirements or the by-laws, rules or other regulatory instruments of any other self-regulatory body or stock exchange having jurisdiction over the Corporation;

(iii) communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:

(A) the communication is only through the newspaper, magazine or publication, and

(B) the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv) activities or communications that may be otherwise specified by the Exchange;

(q) "Management Company Employee" means an individual, employed by a Person, providing management services to the Corporation, which are required for the ongoing successful operation of the business enterprise of the Corporation, but excluding a person engaged in Investor Relations Activities;

(r) "Material Change" has the definition prescribed by applicable Securities Laws;

(s) "Material Fact" has the definition prescribed by applicable Securities Laws;

(t) "Material Information" means Material Fact and/or Material Change as defined by applicable Securities Laws and Exchange policy;

(u) "Maximum Number" has the meaning ascribed to it in Section 5;

(v) "Net Exercise" means an arrangement whereby (i) Options, excluding Options held by any Person providing Investor Relations Activities, are exercised without the Optionee making any cash payment to the Corporation, and (ii) the Corporation then issues to the Optionee that number of Option Shares that is the equal to the quotient obtained by dividing:

(i) the product of the number of Options being exercised multiplied by the difference between the VWAP of the Shares and the Option Price; by

(ii) the VWAP of the Shares;

(w) "Option" means the option granted to an Optionee under this Plan;

(x) "Option Certificate" means the option certificate in the form attached as Schedule "A" to this Plan and issued to an Optionee;

(y) "Option Period" means the period of time between the Grant Date and the Expiry Date, during which the Option may be exercised subject to any vesting conditions;

(z) "Option Price" is the price at which the Optionee is entitled, pursuant to the Plan and as described in the Option Certificate, to acquire Option Shares;

(aa) "Option Shares" means the Shares which the Optionee is entitled to acquire pursuant to this Plan and as described in the Option Certificate;

(bb) "Optionee" means an Eligible Person to whom an Option has been granted by the Corporation;

(cc) "Outstanding RSUs" means the outstanding 5,333,334 RSUs previously granted by the Company;

(dd) "Person" means an individual or a Company;

(ee) "Plan" means this 20% Fixed Stock Option Plan, including the U.S. Appendix attached to the Plan as Schedule "C", as may be amended from time to time in accordance with the provisions hereof;

(ff) "RSUs" means restricted share units;

(gg) "Securities Laws" means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that are applicable to the Corporation;

(hh) "Shares" means common shares in the authorized share capital of the Corporation;

(ii) "Security Based Compensation Plan" means any compensation or incentive mechanism involving the issuance or potential issuance of securities of the Corporation from treasury to a Participant; and

(jj) "VWAP" means the volume weighted average trading price of the Shares on the Exchange calculated by dividing the total value by the total volume of such securities traded for the five trading days immediately preceding the exercise of the subject Option.

The Plan will be interpreted and construed in accordance with the laws of the Province of British Columbia.

3. ADMINISTRATION

The Plan will be administered by the Board in accordance with the provisions of the Plan and subject to the rules of the Exchange from time to time (as applicable), and the Board will have full authority to:

(a) determine which Eligible Persons will receive a grant of Options;

(b) set the Option Price;

(c) grant Options to Eligible Persons in such amounts and on such terms as the Board may determine;

(d) set the Expiry Date and the Early Expiry Date for each Option provided that the Expiry Date will be a date that is no later than 10 years from the Grant Date (subject to extension where the Expiry Date falls within a Blackout Period);

(e) impose vesting conditions on Options; and

(f) interpret the Plan and make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management of the Corporation.

The interpretation by the Board of any of the provisions of the Plan will be final and conclusive.  No member of the Board will be liable for any action or determination in connection with the Plan made or taken in good faith, and each member of the Board will be entitled to indemnification with respect to any such action or determination.

4. OPTIONEES

Optionees must be Eligible Persons (or companies wholly owned by Eligible Persons) who, in the opinion of the Board, are in a position to contribute to the success of the Corporation. If the Optionee is a Company, excluding Optionees that are Consultant Companies, then such Optionee must:

(i) provide the Exchange with a completed Form 4F- Certification and Undertaking Required from a Company Granted an Incentive Stock Option or similar form required by Securities Laws; and

(ii) not effect or permit any transfer of ownership or option of shares of the Corporation nor issue further shares of any class in the Corporation to any other individual or entity as long as the Option remains outstanding, except with the written consent of the Exchange.

5. THE OPTION SHARES

(a) The maximum number of Option Shares reserved for issuance under this Plan shall not exceed in the aggregate of 61,913,595 (the "Maximum Number"), representing 20% of the issued and outstanding Common Shares on a non-diluted basis as of May 9, 2023, being the date that the Board approved this Plan.

(b) Shares reserved for issuance pursuant to the exercise or conversion of any outstanding  RSU's or other rights, other than stock options, granted pursuant to a Securities Based Compensation Plan existing  prior to the adoption of the Plan (a "Prior Plan") will be included in the Maximum Number, however will continue to be governed by such Prior Plan.  Options issued prior to the adoption of the Plan will be included in the Maximum Number and will be subject to and exclusively governed by the terms of the Plan.  To the extent of any conflict between the terms of the Plan and any previous terms governing options issued prior to the adoption of the Plan, the terms under the Plan will govern.

6. GRANT OF OPTIONS

Options may be granted by the Board in accordance with the Plan at any time prior to the termination of the Plan.  Options granted pursuant to the Plan will be further described in an Option Certificate and will be subject to the following terms and conditions:

(a) Option Price

The Option Price will be determined by the Board in its sole discretion, subject to the following:

(i) if the Shares are listed on the Exchange, the Option Price will not be lower than the last closing price for the Shares as quoted on the Exchange prior to the Grant Date, less any discount permitted by the Exchange, and provided that the Option Price will not be lower than the "Discounted Market Price" (as defined in the policies of the Exchange);

(ii) if the Shares are newly listed on the Exchange, or the Corporation has just been recalled for trading following a suspension or halt, the Corporation must wait until a satisfactory market has been established before setting the exercise price for and granting the Option. In general, the Exchange will not consider that a satisfactory market has been established until at least 10 trading days have passed since the date of listing or the day on which trading in the Corporation's securities resumes, as the case may be;

(iii) if the Shares are not listed on the Exchange, the price will be determined by the Board, subject to the rules or policies of any stock exchange or quotation system on which the Shares are listed;

(iv) if the Options are granted within 90 days of a distribution by a prospectus, the minimum exercise price of those Options will be the greater of the Discounted Market Price and the per share price paid by the public investors for the listed shares acquired under the distribution. The 90 day period begins:

(A) on the date a final receipt is issued for the prospectus; or

(B) in the case of an initial public offering, on the date of listing; and

(v) a minimum Option Price cannot be established unless the Options are allocated to particular Persons. More specifically, the Corporation cannot grant Options unless and until the Options have been allocated to a particular Person or Persons.

(b) Exercise of Options

(i) The Options must be exercised in accordance with the Plan and the Option Certificate and on the terms set out in the resolutions of the Board pursuant to which the grant of the Options are authorized.  The Corporation will not be required to issue Option Shares in an amount less than a "Board Lot" (as defined in the policies of the Exchange), unless such number of Option Shares represents the balance of the Option Shares. The exercise price of the Option must be paid in cash or in accordance with Section 6(b)(ii).

(ii) Cashless Exercise or Net Exercise of Options - A Cashless Exercise or Net Exercise of the Options may be permitted at the option of the Board, to be determined at the Grant Date.  If permitted, such exercise will be in the manner provided in Section 6(b)(i) other than payment of the Option Price would be made on a Cashless Exercise or Net Exercise basis.

In the event of a Cashless Exercise or Net Exercise, the number of Options exercised, surrendered or converted, and not the number of Option Shares actually issued by the Corporation, must be included in calculating the limits set forth in Section 5(a) and Sections 6(f)(i)-(iii) and (iv)(A)-(C).

(c) Re-issuance of Options

Options which are exercised, cancelled, terminated, surrendered, forfeited or expired without being exercised continue to be issuable under the Plan.

(d) Blackout Period

The Expiry Date of the Options will be automatically extended by the amount of time set out in this subsection in the event that the Expiry Date falls within a Blackout Period and all of the following conditions exist:

(i) the Blackout Period is formally imposed by the Corporation pursuant to its internal trading policies as a result of the bona fide existence of undisclosed Material Information. For greater certainty, in the absence of the Corporation formally imposing the Blackout Period, the Expiry Date of the Options will not be automatically extended in any circumstances;

(ii) the Blackout Period expires upon the general disclosure of the undisclosed Material Information; and

(iii) the Optionee or the Corporation is not subject to a cease trade order (or similar order under Securities Laws) in respect of the Corporation's securities.

If the Expiry Date falls within a Blackout Period and all of the above conditions exist, then the Expiry Date of the Options affected by the Blackout Period will be extended to the end of the Blackout Period plus ten (10) Business Days.

(e) Transferability of Option

All Options are non-transferable and non-assignable.

(f) Other Terms and Conditions

The Option Certificate may contain such other provisions as the Board deems appropriate, provided such provisions are not inconsistent with the Plan and the requirements of the Exchange.

For as long as the Shares of the Corporation are listed on the Exchange, the Corporation will comply with the following requirements:

(i) the Corporation may not grant, to any one Consultant, Options to acquire more than an aggregate of 2% of the issued and outstanding Shares of the Corporation in any 12 month period, when aggregated with security based compensation grants to such Consultant under any other Security Based Compensation Plans of the Corporation, calculated at the date the Options are granted to the Consultant;

(ii) the Corporation may not grant, to all Persons retained to provide Investor Relations Activities, Options to acquire more than an aggregate of 2% of the issued and outstanding Shares of the Corporation in any 12 month period, calculated at the date the Options are granted to any such person.  For greater certainty persons retained to provide Investor Relations Activities include any Consultant that performs Investor Relations Activities and any Employee or Director whose role and duties primarily consist of Investor Relations Activities;

(iii) Options issued to Persons retained to provide Investor Relations Activities must vest in stages over a period of not less than 12 months with no more than 25% of the Options vesting in any three month period;

(iv) the approval of the disinterested shareholders of the Corporation will be obtained:

(A) for Options granted to any one Person (including to companies wholly-owned by that Person) within a 12 month period to acquire more than 5% of the issued and outstanding Shares of the Corporation, when aggregated with security based compensation grants to such Person under any other Security Based Compensation Plans of the Corporation, calculated on the date the Options are granted to the Person;

(B) for Options which will result in the number of Options granted to Insiders (as a group) within a 12 month period exceeding 10% of the issued and outstanding Shares of the Corporation when aggregated with security based compensation grants to Insiders (as a group) under any other Security Based Compensation Plans of the Corporation;

(C) for Options which will result in the number of Options granted to Insiders (as a group) at any point in time exceeding 10% of the issued and outstanding Shares of the Corporation when aggregated with security based compensation grants to Insiders (as a group) under any other Security Based Compensation Plans of the Corporation;

(D) for any amendment to or reduction in the Option Price if the Optionee is an Insider of the Corporation at the time of the proposed amendment or reduction;

(E) for any amendment that would result in a benefit to an Insider; and

(F) for any extension to Options granted to individuals that are Insiders at the time of the proposed amendment.

For the purposes of this subsection, the term "Insider" has the meaning assigned in the Exchange Policy 1.1 Interpretation and Options held by an Insider at any point in time that were granted to such Person prior to it becoming an Insider will be considered Options granted to an Insider irrespective of the fact that the Person was not an Insider at the time of grant;

(v) for Options granted to Employees, Consultants or Management Company Employees of the Corporation, the Corporation and the Optionee will be responsible for ensuring and confirming that the Optionee is a bona fide Employee, Consultant or Management Company Employee of the Corporation, as the case may be;

(vi) the Corporation must issue a news release disclosing the grant of Options to Insiders or persons retained to provide Investor Relations Activities; and

(vii) in addition to any resale restrictions under Securities Laws, and any other circumstance for which the Exchange hold period may apply, where Options are granted to Insiders or where the Option Price includes a discount as permitted by the Exchange, the Options and any Option Shares issued on the exercise of such Options must be legended with a four (4) month Exchange hold period commencing on the Grant Date.

7. TERMINATION OF OPTIONS

(a) All rights to exercise Options will terminate upon the earliest of:

(i) the Expiry Date; and

(ii) the date set out in Section 7(b) or (c), as applicable.

(b) Ceasing to Hold Office

If the Optionee holds his or her Option as a Director and such Optionee ceases to be a Director prior to the end of the Option Period, then the Option will terminate on the Early Expiry Date, unless the Optionee:

(i) ceases to be a Director as a result of the death or disability of the Optionee, in which case the Option will terminate one year from the date of death or disability of the Optionee;

(ii) ceases to be a Director:

(A) as a result of being convicted in or out of British Columbia of an offence in connection with the promotion, formation or management of a corporation or unincorporated business, or of an offence involving fraud;

(B) by order of the British Columbia Securities Commission (the "BCSC"), the Exchange or any other regulatory body having jurisdiction to so order;

(C) where the Director is required to resign as a consequence of ceasing to meet the director qualifications specified in the Business Corporations Act (British Columbia);

in which case, the Option will terminate on the date on which the Optionee ceases to be a Director; or

(iii) remains an Eligible Person, in which case the Board may, in its discretion, allow the Optionee to retain the Option.

(c) Ceasing to be Employed

If the Optionee holds his or her option as an Employee, Consultant or Management Company Employee and such Optionee ceases to be an Employee, Consultant or Management Company Employee prior to the end of the Option Period, then the Option will terminate on the Early Expiry Date, unless the Optionee:

(i) ceases to be an Employee, Consultant or Management Company Employee as a result of the death or disability of the Optionee, in which case the Option will terminate one year from the date of death or disability of the Optionee;

(ii) ceases to be an Employee, Consultant or Management Company Employee:

(A) as a result of the Corporation terminating the Optionee for cause; or

(B) by order of the BCSC, the Exchange or any other regulatory body having jurisdiction to so order,

in which case, the Option will terminate on the date on which the Optionee ceases to be an Employee, Consultant or Management Company Employee; or

(iii) remains an Eligible Person, in which case the Board may, in its discretion, allow the Optionee to retain the Option.

(d) Vesting on Termination

Unless otherwise provided by the Board, any options that are unvested on the date that the Corporation provides the Optionee with written notice of termination or the Optionee provides the Corporation with written notice of resignation, will automatically terminate on the date of such notice.

(e) Exercise after Death or Disability of Optionee

In the event of the death of an Optionee, the Optionee's Option must be exercised only by the person or persons to whom the Optionee's rights under the Option will pass by the Optionee's will or the laws of descent and distribution.  In the event of the death or disability of an Optionee, the Optionee's Option may be exercised to the extent that the Optionee was entitled to exercise the Option at the date of the Optionee's death or disability.  The period in which the Optionee's Option may be exercised must not exceed one year from the date of the Optionee's death.

8. ADJUSTMENT OF AND CHANGES IN THE OPTION SHARES

(a) If the Corporation:

(i) changes its capital structure through stock splits, reverse split, consolidations, recapitalizations, reclassifications, changes in or elimination of par value shares;

(ii) declares any dividends or makes other distributions to holders of shares;

(iii) grants any rights to purchase shares at prices substantially below the Option Price as determined in accordance with Section 6(a) to holders of shares of the Corporation; or

(iv) converts or exchanges its shares for any other securities as a result of a business combination,

then in any such case the Corporation may make such adjustments in the right to purchase granted hereby which are appropriate and reflective of such event, and as may be required to prevent substantial dilution or enlargement of the rights granted to or available for the Optionee hereunder.

(b) Options for fractional Option Shares resulting from any adjustment in Options pursuant to this Section 8 will be terminated.  Any adjustment will be effective and binding on each Optionee for all purposes of the Plan.

(c) Any adjustment to Options granted or issued (except in relation to a consolidation or share split) is subject to the prior acceptance of the Exchange.

(d) If an adjustment is made pursuant to Section 8(a)(ii) and, as a result of such adjustment, an Optionee is entitled to receive additional Options, and if the Corporation does not have sufficient unallocated Options to satisfy such entitlement, then the Corporation may settle the entitlements with cash.

9. CHANGE OF CONTROL

In the event of:

(a) a business combination in which the Corporation is not the surviving Company;

(b) the Shares being converted into securities of another entity or exchanged for other consideration; or

(c) an offer for 50% or more of shares being made by a third party that constitutes a take-over bid as that term is defined in Multilateral Instrument 62-104 - Take-over Bids and Issuer Bids of the Canadian Securities Administrators ("MI 62-104") or would constitute a take-over bid as that term is defined in MI 62-104 but for the fact that the offeree is not in British Columbia, all outstanding Options will immediately vest, provided that the acceleration of vesting provisions required by the Exchange is subject to the prior written consent of the Exchange, and provided that if such transaction does not close, all such Options which remain unexercised will be deemed not to have vested.  In addition, the Board may make such arrangements as the Board deems appropriate for the exercise of outstanding Options or continuance of outstanding Options in the surviving Company.

10. PAYMENT

(a) Subject as hereinafter provided, the full purchase price for each of the Option Shares will be paid by money wire, certified cheque or bank draft in favour of the Corporation upon exercise thereof.  An Optionee will have none of the rights of a shareholder in respect of the Option Shares until the shares are issued to such Optionee.

(b) Upon exercise of an Option, the Optionee will, upon notification of the amount due and prior to the delivery of the certificate(s) or Direct Registration System (DRS) statement(s) representing the Option Shares, pay to the Corporation by money wire, certified cheque or bank draft, such amount as the Corporation will determine is required to be withheld and remitted to Canada Revenue Agency (the "CRA") or the U.S. Internal Revenue Service (the "IRS") to satisfy applicable federal and provincial tax and, if applicable, Canada Pension Plan ("CPP") withholding and remittance requirements, or will make alternative arrangements satisfactory to the Corporation (acting in its sole discretion) in respect of such requirements. Such alternative arrangements for satisfying the withholding and remittance requirements may include, but will not be limited to, the following:

(i) the Corporation may retain and withhold from any payment of cash due or to become due from the Corporation to the Optionee, whether under this Plan or otherwise, the amount of taxes and, if applicable, CPP contributions, required to be withheld or otherwise deducted and remitted by the Corporation to the CRA in respect of such payment, and will remit the amount so withheld to the CRA, as source deductions withheld by it in respect of the issue of the Option Shares; and

(ii) the Corporation may deduct from the Option Shares to be issued to the Optionee, a number of Option Shares (the "Cashed-Out Shares") having a market value of not less than the amount of taxes and, if applicable, CPP contributions, required to be withheld or otherwise deducted and remitted by the Corporation to the CRA or the IRS in respect of such payment and will remit to the CRA or IRS the amount (the "Cash-Out Amount") that is equal to the market value of the Cashed-Out Shares, as source deductions withheld by it in respect of the issue of the Option Shares.  The Cashed-Out Shares may be retained or sold by the Corporation. In such cases, the Corporation may, at its sole discretion, elect under s. 110(1.1) of the Income Tax Act (Canada) not to deduct the Cash-Out Amount in computing its income for any taxation year.

11. SECURITIES LAW AND EXCHANGE REQUIREMENTS

(a) No Option will be exercisable in whole or in part, nor will the Corporation be obligated to issue any Option Shares pursuant to the exercise of any such Option, if such exercise and issuance would, in the opinion of counsel for the Corporation, constitute a breach of any applicable laws from time to time, or the rules from time to time of the Exchange.  Each Option will be subject to the further requirement that if at any time the Board determines that the listing or qualification of the Option Shares under any securities legislation or other applicable law, or the consent or approval of any governmental or other regulatory body (including the Exchange), is necessary as a condition of, or in connection with, the issue of the Option Shares hereunder, such Option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

(b) By accepting and not returning an Option Certificate within five (5) days of receiving it in connection with a grant of Options, an Optionee is deemed to have expressly consented to the disclosure by the Corporation of personal and other information regarding the Optionee to any governmental or other regulatory body (including the Exchange or such other self-regulatory body or stock exchange having jurisdiction over the Corporation).  In addition, the Optionee is deemed to have consented to the collection, use and disclosure of personal or other information by such governmental or other regulatory body (including the Exchange or such other self-regulatory body or stock exchange having jurisdiction over the Corporation) for such purposes as may be identified by such governmental or other regulatory body, from time to time.

12. EFFECTIVENESS AND TERMINATION OF PLAN

(a) The Plan will be effective upon the later of:

(i) approval of the shareholders of the Corporation, if such approval is required;

(ii) approval of the Board;

(iii) acceptance by the Exchange; and

(iv) acceptance by any other regulatory authority having jurisdiction over the Corporation's securities.

(b) The Board may terminate the Plan at any time provided that the Corporation adopts a new stock option plan.  Upon termination of the Plan, previously granted Options will be governed by the provisions of the Corporation's stock option plan adopted by the Corporation from time to time.

13. AMENDMENT OF THE PLAN

(a) The Board may from time to time amend the Plan and the terms and conditions of any Option granted thereunder, provided that any amendment, modification or change to the provisions of the Plan will:

(i) not adversely alter or impair any Option previously granted, except as permitted by Section 8 or 9;

(ii) be subject to any regulatory approvals, where required, including the approval of the Exchange where necessary;

(iii) be subject to shareholder approval in accordance with the rules of the Exchange in circumstances where the amendment, modification or change of the Plan and terms and conditions of any Option would amend the:

(A) Eligible Persons who may be granted Options under the Plan;

(B) method for determining the Exercise Price of the Options;

(C) maximum term of the Options under Section 3;

(D) expiry and termination provisions relating to the Options under this Plan;

(E) limitations under the Plan on the number of Options that may be granted to any one person or category of persons, including insiders, as set out in this Plan;

(F) maximum number or percentage, as the case may be, of Shares that may be reserved under the Plan for issuance pursuant to the exercise of the Options;

(G) Plan to include a Net Exercise provision (as defined in the policies of the Exchange); or

(H) amend this Section 13; and

(iv) not be subject to shareholder approval in circumstances where the amendment, modification or change of the Plan would:

(A) fix typographical errors or clarify existing provisions of the Plan that do not have the effect of altering the scope, nature and intent of such provisions; or

(B) subject to prior Exchange approval and Exchange confirmation that such amendment or modification can be made without shareholder approval:

(1) be necessary to ensure compliance with applicable laws, tax or accounting provisions or the requirements of any regulatory authority or the Exchange; or

(2) be necessary for the Option to qualify for favourable treatment under applicable tax laws.

(b) Subject to shareholder and Exchange approval, the Board may from time to time retroactively amend the Plan and, with the consent of the affected Optionee, retroactively amend the terms and conditions of any Options which have previously been granted.

14. UNITED STATES REQUIREMENTS

(a) No Option will be granted and issued unless the grant and issuance of such Option shall comply with all relevant provisions of applicable United States federal and state securities laws, including the availability of an exemption from registration for the issuance and sale of such Shares.  The Corporation has no obligation to undertake registration under any United States federal or state laws of Options or the Shares issuable upon the exercise of Options.

(b) As a condition to the exercise of an Option, the Board may require the Optionee to make representations and warranties in writing at the time of such exercise in order to establish, to the satisfaction of the Corporation and its legal counsel, that the Shares to be issued on such exercise may legally be issued in compliance with all applicable United States federal and state securities laws.  If required by applicable United States federal and state securities laws, a stop-transfer order against such Shares shall be placed on the share ledger books and records of the Corporation, and a legend indicating that the Shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, shall be stamped on the certificates representing such shares.  The Board also may require such other documentation as they, in their sole discretion, may from time to time determine to be necessary to comply with United States federal and state securities laws.

(c) Unless a registration statement filed in accordance with the Securities Act of 1933, and rules and regulations promulgated thereunder, registering the Options is then in effect, the Option Certificate in respect of the grant of any Options to persons who are U.S. Persons, as that term is defined in Rule 902 of Regulation S, will include the following statement:

This Option has not been registered under any U.S. federal or state law and may not be exercised except pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, and all applicable U.S. state securities laws, or pursuant to available exemptions from such registration requirements.  In addition, shares issued on exercise of this Option by a U.S. resident will bear a U.S. form of restrictive legend and may not be resold except in compliance with such legend.

(d) The provisions of Schedule C hereto shall apply to the grant of Options to U.S. Persons.

15. MISCELLANEOUS

(a) If there is a discrepancy between the resolution of the Board authorizing the grant of an Option and the Option Certificate, then the board resolution will supersede the Option Certificate and the Option will be as described in the resolution of the Board.

(b) The Company previously granted the outstanding RSUs pursuant to its amended 2021 restricted share unit plan. For greater certainty, the Company does not contemplate granting additional RSUs under this Plan or any other Security Based Compensation Plan of the Company (if any), and that the Maximum Number of Option Shares issuable under this Plan includes the Outstanding RSUs.

16. SHAREHOLDER APPROVAL

This Plan is subject to the approval of the shareholders of the Corporation at the time the Plan is implemented, and at such time as the number of Shares issuable under the Plan is amended.

SCHEDULE "A"
STOCK OPTION CERTIFICATE

[If applicable: UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITIES BEFORE [♦].]

[If applicable: WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [♦].]

[Include the following legends only if the options or underlying common shares have not been registered under the U.S. Securities Act of 1933]

[FOR U.S. PURCHASERS] THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.]

[FOR NON-U.S. PURCHASERS]:  THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

THESE SECURITIES MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON UNLESS THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

LION COPPER AND GOLD CORP.

(the "Corporation")

STOCK OPTION CERTIFICATE

PURSUANT TO THE 20% FIXED STOCK OPTION PLAN

This stock option certificate (this "Option Certificate") is issued pursuant to the provisions of the Corporation's 20% Fixed Stock Option Plan, as amended or replaced from time to time (the "Plan") and evidences that                                                                                     (the "Optionee") is the holder of an option to purchase up to _____________________ Shares in the Corporation at a purchase price of $______ per Share (the "Purchase Price").

[If Option grant includes ISO's include:  The tax track of the Option is:  [♦] Incentive Stock Options, subject to the provisions of section 1 below.]

The Grant Date of this Option is ________________________.

The Expiry Date is ______________________, 20_____.

This Option vests on the following terms:

(insert N/A if no vesting terms)

Other Restrictions:

1. [If Option grant includes ISO's include as section 1:  To the extent designated as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, notwithstanding such designation, if the Optionee becomes eligible in any given year to exercise ISOs for Common Shares having a Fair Market Value in excess of US$100,000, those Options representing the excess shall be treated as Non-qualified Stock Options ("NSO's").  In the previous sentence, "ISOs" include ISOs granted pursuant to Section 422 of the Code, and under any plan of the Corporation or any Parent or any Subsidiary.  For the purpose of deciding which Options apply to Common Shares that "exceed" the US$100,000 limit, ISOs shall be taken into account in the same order as granted.  The Fair Market Value of the Common Shares shall be determined as of the time the Option with respect to such Common Shares is granted.  Optionee hereby acknowledges that there is no assurance that the Option will, in fact, be treated as an Incentive Stock Option under Section 422 of the Code. For avoidance of doubt, it is clarified that the tax treatment of any Option granted under this Option Agreement is not guaranteed and although the Options are intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code, to the extent applicable, they may become subject to a different tax route in the future.]

2. This Option Certificate and the Option evidenced hereby will expire and terminate on the date which is the earlier of the Expiry Date and the date set out in section 7(a)(ii) of the Plan.

3. Subject to early expiry as described in paragraph 1 above and any vesting conditions, this Option may be exercised from the Grant Date until 4:00 p.m. local time in Vancouver, British Columbia on the Expiry Date, by delivering to the Corporation an Exercise Notice in the form attached as Schedule "B" to the Plan, together with this Option Certificate and a money wire, certified cheque or bank draft payable to LION COPPER AND GOLD CORP. in an amount equal to the total Option Price of the Shares in respect of which this Option is being exercised (being the number of Options exercised multiplied by the Purchase Price, subject to any cashless exercise or net exercise as provided in the Exercise Notice); provided that the Optionee will have satisfied the conditions precedent, if any, to the exercise of the Option set out in the Plan.

4. This Option Certificate and the Option evidenced hereby is not assignable, transferable or negotiable except in accordance with the provisions of the Plan. This Option Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and records of the Corporation will prevail.  The Corporation and the Optionee hereby attorn to the jurisdiction of the Courts of British Columbia.

5. The exercise of this Option is subject to the terms and restrictions set out in the Plan. Terms have the meaning as set out in the Plan.

6. By accepting and not returning this Option Certificate within five (5) days of receiving it, the Optionee expressly consents to the disclosure by the Corporation of personal and other information regarding the Optionee to any governmental or other regulatory body (including the Canadian Securities Exchange or TSX Venture Exchange (each being the "Exchange") or such other self-regulatory body or stock exchange having jurisdiction over the Corporation). In addition, the Optionee consents to the collection, use and disclosure of personal or other information by such governmental or other regulatory body (including the Exchange or such other self-regulatory body or stock exchange having jurisdiction over the Corporation) for such purposes as may be identified by such governmental or other regulatory body, from time to time.

7. [INSERT FOR ALL OPTIONEES IF THE OPTION OR UNDERLYING SHARES HAVE NOT BEEN REGISTRED UNDER THE U.S. SECURITIES ACT: This Option has not been registered under any U.S. federal or state law and may not be exercised except pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, and all applicable U.S. state securities laws, or pursuant to available exemptions from such registration requirements.  In addition, shares issued on exercise of this Option will bear a U.S. form of restrictive legend pursuant to the requirements of Rule 144 and may not be resold except in compliance with such legend. As at the date of grant of this Option, the Corporation does not meet the definition of a Foreign Private Issuer under the Act and regulations thereunder, and as such resales outside the United States are subject to the foregoing restrictions being complied with]

Dated this ______ day of                                             .

LION COPPER AND GOLD CORP.

Per:

_________________________________

Authorized Signatory

SCHEDULE "B"

STOCK OPTION EXERCISE NOTICE

To: The Board of Directors - Stock Option Plan

LION COPPER AND GOLD CORP. (the "Corporation")

Capitalized terms used but not otherwise defined herein will have the meanings ascribed to such terms in the Corporation's 20% fixed stock option plan (the "Plan").

The undersigned hereby irrevocably gives notice, pursuant to the Plan, of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a) all of the Shares; or

(b)_________________________ of the Shares;

which are the subject of the Option Certificate held by the undersigned evidencing the undersigned's Option to purchase said Shares.

Calculation of total Option Price:

(i) number of Shares to be acquired                                         Shares

(ii) multiplied by the Option Price per Share: $

TOTAL OPTION PRICE, enclosed herewith: $

1. The undersigned hereby:

(a) tenders herewith a certified cheque, bank draft or wire transfer (circle one) in the amount of $                        payable to the Corporation in an amount equal to the total Option Price of the aforesaid Shares, as calculated above, and directs the Corporation to issue the share certificate or Direct Registration System (DRS) statement (circle one) evidencing said Shares in the name of the undersigned to be mailed to the undersigned at the following address; or

(b) directs the Corporation to deliver the share certificate or DRS Statement evidencing said Shares to the undersigned's agent in trust for the undersigned at the address listed below against receipt of a check payable to the Corporation in an amount equal to the total Option Price of the aforesaid Shares, as calculated above.

2. Certification of Compliance with 1933 Act. Please complete the following if the Shares to be purchased upon exercise of the Options have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”).

A.  ☐ The undersigned holder: (i) at the time of exercise of these Options is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the 1933 Act and is not exercising these Options on behalf of a “U.S. person”; and (iii) did not execute or deliver this Exercise Form in the United States.

OR

B.  ☐ The undersigned holder: (i) at the time of exercise of these Options is in the United States; (ii) is a “U.S. person” as defined in Regulation S under the 1933 Act or is exercising these Options on behalf of a “U.S. person” or person in the United States; or (iii) executed or delivered this Exercise Form in the United States.

The undersigned understands that if the box in item (A) above is initialled, then, unless a registration statement filed in accordance with the 1933 Act to register the Shares underlying the Options is then in effect, the Direct Registration System statement(s) or certificate(s) representing the Shares will bear a legend restricting transfer without registration under the 1933 Act and applicable state securities laws unless an exemption from registration is available, which shall be in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

The undersigned understands that if the box in item (B) above is initialled, then the undersigned hereby confirms and acknowledges that:

(a) the undersigned, at the time of exercise of the Options, has an exemption available from registration under the 1933 Act, and under applicable state securities in order to permit the Corporation to issue Shares underlying the Options to the undersigned;

(b) upon exercise of the Options, the Corporation has no obligation to issue the underlying Shares to the undersigned unless an exemption from registration under the 1933 Act, and under applicable state securities laws is available as determined by the Corporation (in its sole discretion);

(c) the Corporation may require the undersigned to make further representations and warranties (in writing) or provide such other documentation or legal opinions in order to establish, to the satisfaction of the Corporation (in its sole discretion), that the Shares to be issued on such exercise may legally be issued in compliance with all applicable United States federal and state securities laws.

(d) Unless a registration statement filed in accordance with the 1933 Act to register the Shares underlying the Options is then in effect, the Direct Registration System statement(s) or certificate(s) representing the Shares will bear a legend restricting transfer without registration under the 1933 Act and applicable state securities laws unless an exemption from registration is available, which shall be in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

(e) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Shares;

(f) it is receiving the Shares for its own account for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States; provided, however, that the undersigned may sell or otherwise dispose of any of the Shares pursuant to registration thereof pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements:

(g) it has had access to such financial and other information as it deems necessary in connection with its decision to exercise the Options and purchase the Shares;

(h) it is not purchasing the Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(i) the Corporation will rely upon its confirmations, acknowledgements and agreements set forth herein, and the undersigned agrees to notify the Corporation promptly in writing if any of its representations or warranties herein ceases to be accurate or complete.

DATED the ___________ day of                                                             .

Signature of Witness	Signature of Optionee

Name of Witness (please print)	Name of Optionee (please print)

SCHEDULE "C"

STOCK OPTION PLAN U.S APPENDIX

1. Special Provisions for U.S. Taxpayers

1.1. This Appendix (the “Appendix”) to the Lion Copper and Gold Corp. 20% Fixed Stock Option Plan (the “Plan”) was approved by the Board of Lion Copper and Gold Corp. (the “Company”) on May 9, 2023.

1.2. This Appendix applies with respect to Options and other equity-based awards, granted under the Plan. This Appendix only applies to Options that are designated as "qualified options" for United States tax purposes.  To the extent any Option is not a "qualified option", the provisions of this Appendix will not apply.  The purpose of this Appendix is to establish certain rules and limitations applicable to Options and Shares that may be granted or issued under the Plan from time to time, in compliance with the securities and other applicable laws currently in force in the United States. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan.  This Appendix complies with, and is subject to, the Code.

1.3. The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern with respect to grant to U.S. Optionees.

2. Definitions

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

"Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

"Disability" means total and permanent disability of a person within the meaning of Section 22(e)(3) of the Code, provided that in the case of Options other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"U.S. Fair Market Value" means, as of any date, the value of a Share, determined as follows:

(i) If the Shares are admitted to trading on any established stock exchange or a national market system, including without limitation, the Canadian Securities Exchange, the TSX Venture Exchange, the Toronto Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market of the Nasdaq Stock Market, the U.S. Fair Market Value shall be the closing sale price of a Share on the principal exchange on which Shares are then trading (or as reported on any composite index which includes such principal exchange), on the trading day immediately preceding such date, or if Shares were not traded on such date, then on the next preceding date of which a trade occurred, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Shares are not traded on an exchange, but are admitted to quotation on the Nasdaq or other comparable quotation system, the U.S. Fair Market Value shall be the mean between closing representative bid and asked prices for the Shares on the trading day immediately preceding such date or, if no bid and ask prices were reported on such date, then on the last date preceding such date on which both bid and ask prices were reported, all as reported by Nasdaq or such other comparable quotation system; or

(iii) If the Shares are not publicly traded on an exchange and not quoted on Nasdaq or a comparable quotation system, the U.S. Fair Market Value shall be determined in good faith by the Administrator in accordance with (among other things) the provisions of applicable law.

"Incentive Stock Option" means an Option which is designated in the applicable stock option agreement as an Incentive Stock Option and is intended to and qualifies as an Incentive Stock Option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

"Insider" means an officer or a director of the Company or any other person whose transactions in Shares are subject to Section 16 of the Exchange Act.

"Non-statutory Stock Option" means, with respect to any Optionee under this Appendix, an Option that is not intended to qualify as an Incentive Stock Option or that does not qualify as an Incentive Stock Option.

"Parent" means any corporation that is a "parent corporation" of the Company, as defined in Section 424(e) of the Code.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Section 409A" shall mean Section 409A of the Code, as amended, and the regulations and other guidance promulgated thereunder.

"Subsidiary" means any corporation, which now exists or is hereafter organized or acquired by the Company that is a "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

"Ten Percent Shareholder" shall mean an individual who, at the time an Option is granted, owns share possessing more than 10% of the total combined voting power of all classes of share of the Company, its Parent or its Subsidiaries.

"U.S. Employee" means any Optionee who is a U.S. resident or otherwise subject to the provisions of this Appendix, employed by the Company or any Parent or Subsidiary of the Company as determined under the rules contained in Code Section 3401. Neither service as a director nor payment of a director's fee by the Company shall be sufficient by itself to constitute "employment" by the Company.

3. Eligibility; Reserve of Shares

3.1. Incentive Stock Options may be granted only to persons who are U.S. Employees and may not be granted to directors or to consultants or service providers who are not U.S. Employees. In the event of an Optionee ceasing to be a U.S. Employee, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

3.2. Subject to Article 4 of the Plan, the total number of Shares reserved and available for grant and issuance pursuant to this Appendix as Incentive Stock Options shall not exceed 61,913,595  Shares.

4. Grant of Options

4.1. Term of Options. The term of each Option shall be stated in the Option Agreement; provided, however, that the term of Incentive Stock Options shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Ten Percent Holder, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

4.2. Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option under this Appendix ("Exercise Price") shall be such price as is determined by the Administrator, but shall be subject to the following terms and conditions:

(a) The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the U.S. Fair Market Value of a Share at the time of grant of such Option; provided, however, that if at the time of grant of such Option, the Optionee (together with persons whose share ownership is attributed to the Optionee pursuant to Section 424(d) of the Code) is a Ten Percent Holder, the Exercise Price shall be not less than one hundred and ten percent (110%) of the U.S. Fair Market Value of a Share at the time of grant of such Option.

(b) In the case of a Non-statutory Stock Option, the per Share Exercise Price shall be no less than one hundred percent (100%) of the U.S. Fair Market Value per Share on the date of grant, or if granted to a person who at the time of grant is a Ten Percent Holder, the per Share Exercise Price shall be no less than 110% of the U.S. Fair Market Value per Share on the date of grant if required by the applicable laws.

(c) Notwithstanding the foregoing, Options may be granted with a per Share Exercise Price other than as required above in accordance with and pursuant to a transaction described in Section 424 of the Code.

4.3. Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and reflected in the applicable Option Agreement.

4.4. Legal Compliance. Options and Shares shall not be issued pursuant to the grant or exercise of an Option unless the exercise of Options and the issuance and delivery of Shares shall comply with applicable law and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Option exercise made in violation hereof shall be null and void.

4.5. Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.

4.6. Incentive Stock Option Limit. Each Option shall be designated in the stock option agreement as either an Incentive Stock Option or a Non-statutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate U.S. Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-statutory Stock Options. For purposes of this Section, Incentive Stock Options shall be taken into account in the order in which they were granted. The U.S. Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.  Grants of Options are subject to any limitations set out in the Plan.

4.7. Termination. Notwithstanding the provisions of Section 7(a)-(c) of the Plan, in the event that the Optionee ceases to be engaged with the Company as a Director, Employee or a Management Company Employee for any reason other than termination for Cause, or as a result of Participant's death or Disability, then the Options which are Incentive Stock Options shall remain exercisable until the earlier of (i) a period of ninety 90 days from the date of termination; or (ii) expiration of the term of the Option as set forth in Article 8 of the Plan. Any Incentive Stock Option that is not exercised within ninety (90) days following termination of the Optionee's employment by the Company or any of its Parents or Subsidiaries, shall be treated for tax purposes as a Non-statutory Stock Option.

4.8. Leaves of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-statutory Stock Option.

4.9. Transferability of Incentive Stock Options. Without limiting the provisions of the Plan, in no event may an Incentive Stock Options be sold, pledged, assigned, hypothecated or transferred other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee.

5. Compliance with Section 409A

The Options will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A, except as otherwise determined in the sole discretion of the Board. The Plan and each Option Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Board. To the extent that an Option is subject to Section 409A, the Option will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

6. Withholding of Taxes

6.1. Any tax consequences arising from the grant or settlement of any Option, the exercise of any Option, the issuance, sale or transfer and payment for the Shares covered thereby, or from any other event or act (of the Company and/or its Affiliates and/or the Trustee and/or the Optionee) relating to an Options or Shares issued thereupon shall be borne solely by the Optionee. The Company and/or its Affiliates, and/or anyone on their behalf shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee. The Company or any of its Affiliates may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to an Option granted under the Plan and the exercise, sale, transfer or other disposition thereof, including, but not limited, to (a) deducting the amount so required to be withheld from any other amount then or thereafter payable to an Optionee, including by deducting any such amount from an Optionee's salary or other amounts payable to the Optionee, to the maximum extent permitted under law; (b) requiring an Optionee to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares; (c) withholding otherwise deliverable Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld; and/or (d) selling a sufficient number of such Shares otherwise deliverable to an Optionee through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee behalf pursuant to the Optionee's authorization as expressed by acceptance of the Option under the terms herein), to the extent permitted by applicable law. In addition, the Optionee will be required to pay any amount (including penalties) that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

6.2. For withholding tax purposes, the Shares issued under an Option shall be valued on the date the withholding obligation is incurred. In the event an Optionee makes a timely Code Section 83(b) election in connection with this Plan, the Optionee shall immediately notify the Company of such election. In the case of an Incentive Stock Option, an Optionee who disposes of Shares acquired pursuant to such Incentive Stock Option either (a) within two (2) years after the granting date of the Incentive Stock Option or (b) within one (1) year after the issuance of such Shares to the Optionee, shall notify the Company of such disposition and the amount realized upon such disposition.

7. Securities Laws Compliance

7.1. Securities Act. All Options hereunder shall be subject to compliance with the Securities Act as applicable. The Company does not obligate itself to register the Shares under the Securities Act. The Board in its discretion may cause the Options and Shares underlying the Options to be registered under the Securities Act by the filing of a Form (i) S-8 Registration Statement covering the Options and Shares underlying such Options, and/ or (ii) 83(b) Registration Statement covering the Shares underlying such Options. The Optionee shall take any action reasonably requested by the Company in connection with registration or qualification of the Shares under Federal and state securities laws.

7.2. Exchange Act. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16(b)-3 of the Exchange Act, as the same may be amended from time to time, such that any transaction pursuant to this Plan shall be exempt from Section 16(b) of the Exchange Act.

8. Shareholders' Approval

This Appendix, together with the Plan, shall be subject to approval by the shareholders of the Company within twelve (12) months after the date this Appendix is adopted (unless the Plan has already been duly approved by the shareholders of the Company). Such shareholders' approval shall be obtained in the degree and manner required under applicable laws. In the event the Company fails to obtain shareholder approval of this Appendix within twelve (12) months from its adoption date, all Options granted under this Appendix designated as Incentive Stock Options shall become Nonqualified Stock Options.

9. Miscellaneous.

9.1. Amendment. This Appendix shall be deemed to be part of the Plan and the Administrator shall have the authority to amend this Appendix in accordance with the provisions of the Plan, subject to any approval requirements of the applicable stock exchange.

9.2. Compliance; Adjustments. To the extent that this Appendix is required to contain any specified provisions under any applicable law, such provisions shall be deemed to be stated in this Appendix and to be an integral part hereof. To the extent permissible, this Appendix shall be effective with respect to Options granted to U.S. Optionees prior to or after its adoption by the Company.

9.3. Governing Law. This Appendix and all instruments issued hereunder shall be governed by and construed and enforced in accordance with U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations, without giving effect to the principles of conflict of laws.

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APPENDIX A TO

STOCK OPTION PLAN U.S APPENDIX

FOR CALIFORNIA RESIDENTS ONLY

This Appendix A to the Lion Copper and Gold Corp. 20% Fixed Stock Option Plan, including the U.S. Addendum thereto (the "Plan") shall have application only to Optionees in the Plan who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix.

Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Options granted to residents of the State of California, until such time as the Company's Shares becomes subject to registration under the Securities Act of 1933:

1. Options shall be nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Board, in its discretion, may permit distribution of an Option to an inter-vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to "immediate family" as that term is defined in Rule 16a-1(e) of the United States Exchange Act of 1934; and

2. Unless employment is terminated for Cause, the right to exercise any vested part of an Option in the event of termination of employment, to the extent that the grantee is otherwise entitled to exercise an Option on the date employment terminates, shall be:

(A) at least six months from the date of termination of employment if termination was caused by death or permanent disability;

(B) at least 30 days from the date of termination if termination of employment was caused by other than death or permanent disability; and

(C) but in no event later than the remaining term of the Option. Any Option exercised before shareholders' approval is obtained shall be rescinded if shareholder approval is not obtained within 12 months of the Board's adoption of the U.S. Addendum to the Plan.

Notwithstanding the provisions of the U.S. Addendum, the Board shall not, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval pursuant to Section 25102(o) of the California Corporations Code or the Code or the regulations promulgated thereunder as such provisions apply to Incentive Stock Option plans.

No Option shall be granted to a grantee who is a resident of California more than ten (10) years after the earlier of the date of adoption of the U.S. Addendum or the date the U.S. Addendum is approved by the shareholders and in no event beyond the date set forth in Article 8 of the Plan.

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